Exhibit 32.1

Section 1350 Certifications

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (18 U.S.C. § 1350, as adopted), Chris E. Paterson, President and Chief Executive Officer of CareGuide, Inc. (the “Company”), and Glen A. Spence, Executive Vice President and Chief Financial Officer of the Company, each hereby certifies that, to the best of his knowledge:

1.

The Company’s Transition Report on Form 10-KSB for the transition period from April 1, 2006 to December 31, 2006, to which this Certification is attached as Exhibit 32.1 (the “Transition Report”), fully complies with the requirements of Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, as amended; and

2.

The information contained in the Transition Report fairly presents, in all material respects, the financial condition of the Company at the end of the period covered by the Transition Report and results of operations of the Company for the period covered by the Transition Report.

In Witness Whereof, the undersigned have set their hands hereto as of the 17th day of April, 2007.

/s/ Chris E. Paterson Chris E. Paterson President and Chief Executive Officer (Principal Executive Officer)	/s/ Glen A. Spence Glen A. Spence Executive Vice President and Chief Financial Officer (Principal Financial Officer)

This certification “accompanies” the Transition Report to which it relates pursuant to Section 906 of the Sarbanes-Oxley Act, shall not be deemed “filed” with the Securities and Exchange Commission by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not to be incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (whether made before or after the date of the Transition Report), irrespective of any general incorporation language contained in such filing.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.